                                  EXHIBIT 99.1


[LINDSAY MANUFACTURING CO. LOGO]
          2707 NO. 108TH ST. OMAHA, NE 68164 TEL: 402-829-6800 FAX: 402-829-6835
================================================================================


FOR FURTHER INFORMATION, CONTACT:

LINDSAY MANUFACTURING:                       HALLIBURTON INVESTOR RELATIONS:
David Downing                                Jeff Elliott or Geralyn DeBusk
VP and CFO                                   972-458-8000
402-827-6235

LINDSAY MANUFACTURING CO. REPORTS FISCAL 2005 FOURTH QUARTER, FULL-YEAR RESULTS

OMAHA, Neb., October 12, 2005 -- Lindsay Manufacturing Co. (NYSE: LNN ), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal fourth quarter and full year ended August 31, 2005.

FOURTH QUARTER RESULTS

Fourth quarter fiscal 2005 total revenues were $40.0 million, a 14 percent decline from $46.4 million for the year-ago period. Net earnings were $293,000 or $0.03 per diluted share, compared with $345,000, or $0.03 per diluted share, in the prior year's fourth quarter. A $1.5 million pre-tax expense incurred during the fourth quarter of fiscal 2005 due to the previously announced repair campaign of end gun solenoid valves on Lindsay's center pivot irrigation systems resulted in a decrease of approximately $0.09 per diluted share to the quarter's net income. Net income for the prior year period was unfavorably impacted by $0.14 per diluted share due to inventory-related adjustments and the insolvency of a dealership.

Total irrigation equipment revenues declined 18 percent to $34.8 million from $42.4 million in the prior fiscal year's fourth quarter, as low worldwide agricultural commodity prices, combined with higher farm input costs, reduced demand for irrigation equipment globally. Domestic irrigation revenues declined 22 percent, while international irrigation revenues declined 11 percent from the prior year's quarter. Diversified products again delivered a strong performance, with revenues of $5.3 million compared with $4.0 million in the year-ago period, an increase of 31 percent.

Rick Parod, president and chief executive officer, commented, "Demand for irrigation equipment worldwide remains soft as higher costs for energy, fertilizer, and other agricultural inputs, as well as low crop prices, continue to impact the growers' investment decisions. However, I am pleased that the diversified products business again realized strong revenue gains, reflecting our initiatives to grow this business segment."

Gross margin improved to 17.6 percent from 16.3 percent a year ago, due to improved international margins, factory cost controls and favorable year-over-year inventory related adjustments partially offset by the above mentioned repair campaign. We incurred an operating loss of $111,000 including the repair campaign expenses, compared with operating income of $402,000 in the comparable fiscal 2004 quarter, which was impacted by the previously mentioned adjustments. Operating expenses were flat at $7.2 million due to Sarbanes-Oxley compliance expenses in the current period and the dealer insolvency expense in the prior period.

Lindsay's order backlog at August 31, 2005, was $14.2 million compared with $16.5 million at August 31, 2004. "The lower ending backlog reflects the continued cautious sentiment of farmers regarding capital equipment purchases," Parod said.

FULL-YEAR RESULTS

Total revenues for fiscal 2005 were $177.3 million, a 10 percent decrease from $196.7 million a year ago. Total irrigation equipment revenues of $156.3 million declined 15 percent from a year ago, while diversified products revenues grew 63 percent, rising to $21.0 million. Net earnings were $4.8 million, or $0.40 per diluted share, compared with $9.3 million, or $0.78 per diluted share, for fiscal year 2004.

Cash flow from operations for fiscal 2005 was $11.8 million, an increase of $10.6 million from the year-ago period. During fiscal 2005, the company used $6.6 million of internally generated cash to repurchase approximately 324,000 shares. At August 31, 2005, the remaining amount authorized under the company's current share repurchase program was approximately 881,000 shares.

Cash and marketable securities at August 31, 2005 were $54.8 million compared with $56.3 million at August 31, 2004. Shareholders' equity at August 31, 2005, was $109.3 million, or $9.49 per outstanding common share, compared with $112.2 million, or $9.53 per outstanding common share, at August 31, 2004.

On July 12, 2005, Lindsay announced that it had increased its regular quarterly cash dividend by 9 percent to $0.06 per share from $0.055 per share. The new annual indicated rate is $0.24 per share, an increase in the previous annual indicated rate of $0.22 per share.

OUTLOOK

Parod stated, "Uncertainty in the worldwide agricultural irrigation market continues to adversely affect farmer psychology and short term demand. We have taken action to reduce costs and improve capacity utilization while maintaining our strong competitive position. The long-term drivers of our business remain robust. Water continues to become more valuable and farmers are seeking ways to reduce costs and increase productivity."

He added, "We will continue to leverage our strong cash flows and financial flexibility to create shareholder value by seeking a balance of organic growth opportunities, accretive acquisitions, share repurchases, and dividend payments. Through these initiatives, we will continue to pursue our previously stated long-term goals of sustainable growth in revenues, gross margins, operating margins, and return on beginning equity."

FOURTH-QUARTER CONFERENCE CALL

Lindsay's fourth-quarter fiscal 2005 investor conference call is scheduled for 11:00 a.m. ET today. This call will be simulcast and available over the Internet via the Web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At August 31, 2005, Lindsay had approximately 11.5 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information regarding Lindsay Manufacturing Co., see Lindsay's Web site at www.lindsaymanufacturing.com.

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE-MONTHS AND FISCAL YEARS ENDED AUGUST 31, 2005 AND 2004


                                                       THREE MONTHS ENDED                FISCAL YEAR ENDED
                                                    -------------------------         ------------------------
                                                          (UNAUDITED)               (UNAUDITED)
                                                     AUGUST           AUGUST           AUGUST          AUGUST
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              2005             2004             2005            2004
----------------------------------------              ----             ----             ----            ----

Operating revenues .............................    $ 40,032         $ 46,422         $177,271        $196,696
Cost of operating revenues .....................      32,993           38,856          143,700         157,179
                                                    --------         --------         --------        --------
Gross profit ...................................       7,039            7,566           33,571          39,517
                                                    --------         --------         --------        --------

Operating expenses:
  Selling expense ..............................       2,593            2,560           11,031          11,148
  General and administrative expense ...........       3,962            3,892           14,377          13,419
  Engineering and research expense .............         595              712            2,665           2,910
                                                    --------         --------         --------        --------
Total operating expenses .......................       7,150            7,164           28,073          27,477
                                                    --------         --------         --------        --------
Operating (loss) income ........................        (111)             402            5,498          12,040
Interest income, net ...........................         359              330            1,179           1,456
Other (expense) income, net ....................         (42)            (167)             273             270
                                                    --------         --------         --------        --------
Earnings before income taxes ...................         206              565            6,950          13,766
Income tax (benefit) provision .................         (87)             220            2,112           4,480
                                                    --------         --------         --------        --------
Net earnings ...................................    $    293         $    345         $  4,838        $  9,286
                                                    ========         ========         ========        ========


Basic net earnings per share ...................    $   0.03         $   0.03         $   0.41        $   0.79
                                                    ========         ========         ========        ========

Diluted net earnings per share .................    $   0.03         $   0.03         $   0.40        $   0.78
                                                    ========         ========         ========        ========


Average shares outstanding .....................      11,518           11,766           11,811          11,756
Diluted effect of stock options ................         138              173              152             191
                                                    --------         --------         --------        --------
Average shares outstanding assuming dilution ...      11,656           11,939           11,963          11,947
                                                    ========         ========         ========        ========


Cash dividends per share .......................    $  0.060         $  0.055         $  0.225        $  0.205
                                                    --------         --------         --------        --------

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 2005 AND 2004


                                                                             AUGUST            AUGUST
                                                                              2005              2004
                                                                              ----              ----
                                                                          (UNAUDITED)
($ IN THOUSANDS, EXCEPT PAR VALUES)
ASSETS
Current Assets:
   Cash and cash equivalents ......................................        $  25,564         $   8,973
   Marketable securities ..........................................           14,101            14,802
   Receivables ....................................................           28,919            34,369
   Inventories ....................................................           19,311            19,780
   Deferred income taxes ..........................................            3,276             1,026
   Other current assets ...........................................            3,042             2,422
                                                                           ---------         ---------
   Total current assets ...........................................           94,213            81,372

Long-term marketable securities ...................................           15,157            32,527
Property, plant and equipment, net ................................           17,268            16,355
Other noncurrent assets ...........................................            8,201             8,747
                                                                           ---------         ---------
Total assets ......................................................        $ 134,839         $ 139,001
                                                                           =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable ...............................................        $   6,704         $   9,117
   Other current liabilities ......................................           13,434            15,359
                                                                           ---------         ---------
   Total current liabilities ......................................           20,138            24,476

Pension benefits liabilities ......................................            5,213             2,169
Noncurrent liabilities ............................................              158               172
                                                                           ---------         ---------
Total liabilities .................................................           25,509            26,817
                                                                           ---------         ---------

Shareholders' equity:
     Preferred stock, ($1 par value, 2,000,000 shares
       authorized, no shares issued and outstanding) ..............                -                 -
     Common stock, ($1 par value, 25,000,000 shares
       authorized, 17,568,084 and 17,493,841, shares issued in 2005
       and 2004, respectively) ....................................           17,568            17,494
     Capital in excess of stated value ............................            3,690             2,966
     Retained earnings ............................................          183,444           181,209
     Less treasury stock, (at cost, 6,048,448 and 5,724,069 shares
       respectively) ..............................................          (96,547)          (89,898)
     Accumulated other comprehensive income, net ..................            1,175               413
                                                                           ---------         ---------
Total shareholders' equity ........................................          109,330           112,184
                                                                           ---------         ---------
Total liabilities and shareholders' equity ........................        $ 134,839         $ 139,001
                                                                           =========         =========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE TWELVE MONTHS ENDED AUGUST 31, 2005 AND 2004
                                   (UNAUDITED)

                                                                                    AUGUST           AUGUST
($ IN THOUSANDS)                                                                     2005             2004
----------------                                                                     ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings ...........................................................        $  4,838         $  9,286
   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization .......................................           3,481            2,969
      Amortization of marketable securities premiums (discounts), net .....             248              149
      Loss (gain) on sale of property, plant and equipment ................              37              (29)
      Provision for uncollectible accounts receivable .....................              88              760
      Deferred income taxes ...............................................          (1,140)           1,034
      Stock option tax benefits ...........................................             136              157
      Equity in net (earnings) loss of equity method investments ..........            (257)              73
      Other, net ..........................................................              16             (204)
   Changes in assets and liabilities:
      Receivables .........................................................           6,203          (11,507)
      Inventories .........................................................             828              920
      Other current assets ................................................             (45)          (1,428)
      Accounts payable ....................................................          (2,429)             749
      Other current liabilities ...........................................          (3,031)             436
      Current taxes payable ...............................................             257           (1,443)
      Other noncurrent assets and liabilities .............................           2,548             (717)
                                                                                   --------         --------
   Net cash provided by operating activities ..............................          11,778            1,205
                                                                                   --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment .............................          (4,122)          (5,037)
   Acquisitions of businesses .............................................               -           (1,025)
   Proceeds from sale of property, plant and equipment ....................              55               43
   Purchases of marketable securities held-to-maturity ....................               -           (2,982)
   Proceeds from maturities or sales of marketable securities
      held-to-maturity ....................................................               -            6,676
   Purchases of marketable securities available-for-sale ..................          (1,841)         (11,817)
   Proceeds from maturities or sales of marketable securities
     available-for-sale ...................................................          19,100            8,456
                                                                                   --------         --------
   Net cash provided by (used in) investing activities ....................          13,192           (5,686)
                                                                                   --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock option plan .....................             621              492
   Repurchases of common shares ...........................................          (6,649)               -
   Dividends paid .........................................................          (2,603)          (2,410)
                                                                                   --------         --------
   Net cash used in financing activities ..................................          (8,631)          (1,918)
                                                                                   --------         --------

                                                                                   --------         --------
   Effect of exchange rate changes on cash ................................             252                4
                                                                                   --------         --------
   Net increase (decrease) in cash and cash equivalents ...................          16,591           (6,395)
   Cash and cash equivalents, beginning of period .........................           8,973           15,368
                                                                                   --------         --------
   Cash and cash equivalents, end of period ...............................        $ 25,564         $  8,973
                                                                                   --------         --------